Exhibit D
Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.
     Dated November 14, 2008

MDC Management Co. IV, LLC

/s/ Robert B. Hellman, Jr. By: Robert B. Hellman, Jr.
Managing Member

Delta Fund, LLC

/s/ Robert B. Hellman, Jr. By: Robert B. Hellman, Jr.
Member

McCown De Leeuw & Co. IV Associates, L.P. by MDC Management Co. IV, LLC

/s/ Robert B. Hellman, Jr. By: Robert B. Hellman, Jr.
Managing Member

McCown De Leeuw & Co. IV, L.P. by MDC Management Co. IV, LLC

/s/ Robert B. Hellman, Jr. By: Robert B. Hellman, Jr.
Managing Member

CFSI LLC

/s/ Robert B. Hellman, Jr. By: Robert B. Hellman, Jr.
Manager

Cornerstone Family Services LLC

/s/ Robert B. Hellman, Jr. By: Robert B. Hellman, Jr.
Managing Member

/s/ Robert B. Hellman, Jr. Robert B. Hellman, Jr.

/s/ George E. McCown George E. McCown

/s/ David E. De Leeuw David E. De Leeuw